Exhibit 3.1

DOCKETING STATEMENT  DSCB:15-134A (Rev. 90)                BUREAU USE ONLY:
DEPARTMENTS OF STATE AND REVENUE                           Dept. of State Entity Number
                                                                                        -------
                                                           Revenue Box Number
                                                                             ------------------
Filing Fee:   None                                         Filing Period           Date 3 4 5
                                                                         -------             -------

                                                           SIC_______Report Code_______________

This form (file in triplicate) and all accompanying documents shall be mailed to:
COMMONWEALTH OF PENNSYLVANIA
DEPARTMENT OF STATE
CORPORATION BUREAU
308 NORTH OFFICE BUILDING
HARRISBURG, PA  17120-0029

Check proper box:

   X  Pa.Business-stock                  Pa.Business-nonstock          Pa.Business-Management      Pa.Professional
 ----                              ----                          ----                        ----

      Pa.Business-statutory close        Pa.Business-cooperative       Pa.Nonprofit-stock          Pa.Nonprofit-nonstock
 ----                              ----                          ----                        ----

      Foreign-business                   Foreign-nonprofit             Motor Vehicle for Hire
 ----                              ----                          ----

      Foreign-Certificate of Authority to D/B/A
 ----                                            ---------------------------------------------------------------------------

Corporation registering as a result of (check box):

   X  Incorporation (Pa.)                            Domestication            Consolidation
 ----                                           ----                     ----
      Authorization of a foreign corporation         Division                 Summary of Record
 ----                                           ----                     ----


1.   Name of corporation: CONRAIL INC.
                          ------------

2. Location of (a) initial registered office in Pa. or (b) the name and county of the commercial registered office provider:

     (a)  Two Commerce Square,    2001 Market Street,  Philadelphia, PA 19101    Philadelphia
          -----------------------------------------------------------------------------------
          Number and Street/P.O. Number and Box           City     State   Zip     County

     (b)  c/o:
              --------------------------------------------------------------------------------
               Name of commercial registered office provider  County

3.   State or Country of Incorporation:   Pennsylvania      4. Specified effective date, if applicable:  N/A
                                          ------------                                                   ---

5.   Federal Identification Number:  Applied for
                                     -----------

6.   Describe principal Pa. activity to be engaged in, within one year of this application date:
                           ---------------------------
       Holding Company for railroad and all lawful business for which corporations may be incorporated in Pennsylvania.
       ----------------------------------------------------------------------------------------------------------------

7. Names, residences and social security numbers of the chief executive officer, secretary and treasurer:

     Name                 Address                 Title         Social Security #
     ----                 -------                 -----         -----------------
     David M. LeVan       245 Pine Street          CEO          ###-##-####
                          Philadelphia, PA 19106

     Allan Schimmel      1511 S. 13th Street       Secretary    ###-##-####
                         Philadelphia, PA 19147

     Timothy T. O'Toole  149 Golfview Road         Treasurer    ###-##-####
                         Ardmore, PA 19003


DSCB:15-134A (Rev. 90)-2

     If professional corporation, include officer's professional license numbers with the respective Pennsylvania
     Professional Board.  N/A

8.   Location of principal place of business:

     Two Commerce Square,     2001 Market Street, Philadelphia, PA  19101   Philadelphia
     -----------------------------------------------------------------------------------
     Number and Street/P.O. Number and Box         City       State   Zip Code

9. Mailing address if different than #8 (Location where correspondence, tax report form, etc. are to be sent):

     N/A
     ----------------------------------------------------------------------
     Number and Street/P.O. Number and Box         City       State   Zip Code

10.  Act of General Assembly or authority under which you are organized or incorporated (Full citation of statute or other
     authority; attach a separate sheet if more space is required): Act of  Dec. 21, 1988 (PL 1444)  (1988 BCL)
                                                                    -------------------------------------------

11.  Date and state of Incorporation or organization (foreign corporation only): N/A
                                                                                 ---
12.  Date business started in Pa. (foreign corporation only): N/A
                                                              ---

13.  Is the corporation authorized to issue capital stock?   X   YES        NO
                                                           -----      -----

14.  Corporation's fiscal year ends:   April 30
                                       --------

     This statement shall be deemed to have been executed by the individual who executed the accompanying submittal. See 18 Pa. C.S. 4904 (relating to unsworn falsification to authorities).



                   Instructions for Completion of Form:

     A. A separate completed set of copies of this form shall be submitted for each entity or registration resulting from the transaction.

     B. The Bureau of Corporation Taxes in the Pa. Department of Revenue should be notified of any address changes.
        Notification should be sent to the Processing Division, Bureau of Corporation Taxes, Pa. Department of Revenue,
        Dept. 280705, Harrisburg, PA 17128-0705.

     C. All Pa. corporate tax reports, except those for motor vehicle for hire, must be filed with the Commonwealth on the same fiscal basis as filed with the U.S. government. Motor vehicle for hire, i.e., gross receipts tax reports, must be filed on a calendar year basis only.





                                                              Exhibit 3.1


Microfilm Number                  Filed with the Department of State on
                -----                                                   -------------------
Entry Number                      ---------------------------------------------------------
            ---------                                 Secretary of the Commonwealth

                   ARTICLES OF INCORPORATION-FOR PROFIT
             DSCB:15-1306/2102/2303/2702/2903/7102a  (Rev 90)


Indicate type of domestic corporation (check one):

   X  Business-stock (15 Pa. C.S.  1306)                 Management (15 Pa. C.S. 2702)
  ---                                                ---

      Business-nonstock (15 Pa. C.S.  2102)              Professional (15 Pa. C.S.  2903)
  ---                                                ---

      Business-statutory close (15 Pa. C.S.  2303)       Cooperative (15 Pa. C.S.  7102A)
  ---                                                ---

     In compliance with the requirements of the applicable provisions of 15
     Pa. C.S. (relating to corporations and unincorporated associations) the undersigned, desiring to incorporate a corporation for profit hereby state(s) that:

1.   The name of the corporation is  CONRAIL INC.
                                     ------------

2. The (a) address of the corporation's initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

     (a)  Two Commerce Square,  2001 Market Street,  Philadelphia, PA 19101  Philadelphia
          -------------------------------------------------------------------------------
           Number and Street                         City        State   Zip     County

     (b)  c/o:
              ---------------------------------------------------------------------------
                        Name of Commercial Registered Office Provider County

     For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.   The corporation is incorporated under the provision of the Business
     Corporation Law of 1988.
                    (See Attached)

4.   The aggregate number of shares authorized is: 275,000,000 (other provisions, if any, attach 8 1/2 x 11 sheet)
                                                   -----------
                    (See Attached)

5.   The name and address, including street and number, if any, of each incorporator is:
     Name                Address
     Consolidated Rail Corporation   Two Commerce Square, Philadelphia, PA 19101
     -----------------------------   -------------------------------------------

6.   The specific effective date, if any, is
                                             -----------------------------------------
                                             month         day     year   hour, if any

7.   Any additional provisions of the articles, if any, attach an 8 1/2 x 11 sheet. (See Attached)

8. Statutory close corporation only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a "public offering" within the meaning of the Securities Act of 1933
     (15 U.S.C.  77a et seq.).  N/A


(PA. - 432 - 10/2/92)


DSCB:15-1306/2102/2303/2702/2903/7102a  (Rev 90)-2


9.  Cooperative corporations only: (Complete and strike out inapplicable term) The common bond of membership among its members/shareholders is  N/A
                             -------------------------------


     IN TESTIMONY WHEREOF, the incorporators(s) has (have) signed these
     Articles of Incorporation this 11th day of February, 1993.
                                    ----        --------------

                                     CONSOLIDATED RAIL CORPORATION


Kathleen M. Turner                       By:   /s/ Timothy T. O'Toole
- ------------------                             ----------------------
  (Signature)                                          (Signature)

Notary                                Title:      Vice President and General Counsel
                                                  ----------------------------------


                    ARTICLES OF INCORPORATION
                               OF
                          CONRAIL INC.


                          ARTICLE THREE

   The purpose of purposes of the Corporation are to engage in and do any lawful act concerning any or all lawful business for which corporations may be incorporated under the provisions of the Pennsylvania Business Corporation Law, Act of December 21,

1988 (P.L. 1444), as amended under which the Corporation is

incorporated, and the Corporation shall have unlimited power to engage in and do any such lawful act.  The term of the

Corporation's existence is perpetual.



                          ARTICLE FOUR

     1.   The total number of shares of capital stock which the

Corporation shall have authority to issue is two hundred and seventy-five million (275,000,000) shares, of which two hundred fifty million (250,000,000) shares shall be Common Stock, par value $1 per share, and twenty-five million (25,000,000) shares shall be preferred stock, no par value.

     2.   The Board of Directors shall have the authority to

divide the preferred stock into series and to fix and determine the relative rights and preferences of any series so established,

including without limitation rates of dividends and whether fixed or not and whether cumulative or non-cumulative, conversion

rights, if any, and conversion prices, preferences upon

liquidation, redemption rights, if any, and redemption prices,

and voting rights; provided, however, that the affirmative vote of the holders of any class or series of preferred stock, as a class or series, shall not be required for any merger or other transaction involving a change in control of the Corporation, nor shall any share of preferred stock entitle the holder thereof to more than one vote with respect to any merger or such other

transaction or in the election of directors of the Corporation.

The Board of Directors shall have the authority to provide for the issuance of any such class or series of preferred stock.

     3.   The holders of the Common Stock shall be entitled to

receive dividends in such amounts and when, as and if lawfully declared by the Board of Directors from time to time.

     4.   The holders of the Common Stock shall be entitled to

receive in voluntary or involuntary liquidation of the

Corporation all assets of the Corporation after payment or

satisfaction of any preferences in liquidation on any outstanding preferred stock of the Corporation and all debts and obligations of the Corporation, including costs of liquidation.

     5.   No holder of any class or series of the Corporation's

capital stock, now or hereafter authorized, shall have any

preemptive rights to purchase or receive any shares of any class or series of capital stock, or any securities convertible into or exchangeable for such shares, or any rights, warrants or options to subscribe for, purchase or receive such shares or convertible or exchangeable securities, which may at any time be issued, sold or offered for sale by the Corporation.

     6.   Holders of the Common Stock shall be entitled to cast

one vote for each share held on all matters presented upon which the holders are entitled to vote.  No holder of any class or series of the Corporation's capital stock, now or hereafter

authorized, shall be entitled to vote cumulatively in the

election of directors.

     7.   Exhibit A hereto is incorporated herein in its

      entirety.



                          ARTICLE SEVEN

     The number of directors of the Corporation shall be as

stated in the Bylaws of the Corporation.



                          ARTICLE EIGHT

   The Bylaws of the corporation may be amended or repealed by a majority vote of' the shareholders entitled to vote thereon at any regular or special meeting duly convened after notice to such holders of that purpose.  The Bylaws of the Corporation may also be amended or repealed by a majority of the members of the Board of Directors at any regular or special meeting duly convened,

subject always to the power of the shareholders to change such action.



                          ARTICLE NINE

     From time to time any provision of these Articles of

Incorporation may be amended or repealed, or any provision may be added to or inserted in these Articles, provided that such

amendment, repeal, addition or insertion is consistent with law and is accomplished in the manner prescribed by law and these

Articles, and all rights at any time conferred upon the

shareholders of the Corporation are granted subject to the

provision of this Article.


                           ARTICLE TEN

     Subchapter G and Subchapter H of Chapter 25 of Title 15 of

the Pennsylvania Consolidated Statutes shall not be applicable to the Corporation.



                         ARTICLE ELEVEN

     The entire Board of Directors, or a class of the Board where the Board is classified with respect to the power to elect

directors, or any individual director may be removed from office without assigning any cause by the vote of shareholders entitled to cast at least a majority of the votes which all shareholders would be entitled to cast at any annual election of directors or of such class of directors.

                            EXHIBIT A


                    RESOLVED, that pursuant to the authority

          granted to and vested in the Board of Directors of this

          Corporation (hereinafter called the "Board of

          Directors" or the "Board") in accordance with the

          provisions of the Amended and Restated Articles of

          Incorporation and the authority granted to and vested

          in the ESOP Committee of the Board of Directors

          pursuant to Section 1731(c) of the Pennsylvania

          Business Corporation Law, the ESOP Committee of the

          Board of Directors hereby creates a series of Preferred

          Stock, without par value (the "Preferred Stock"), of

          the Corporation and hereby states the designation and

          number of shares, and fixes the relative rights,

          preferences and limitations thereof as follows:

     Section 1.  Designation and Amount:  Special Purpose
                 ----------------------------------------
Restricted Transfer Issue.
- -------------------------
     (A)  The shares of such series shall be designated as

"Series A ESOP Convertible Junior Preferred Stock" (the "Series A

Preferred Stock") and the number of shares constituting the

Series A Preferred Stock shall be 10,000,000.  Such number may be increased or decreased by resolution of the Board of Directors;


provided, that no decrease shall reduce the number of shares of
- --------
Series A Preferred Stock to a number less than the number of such shares then outstanding plus the number of such shares, if any,

reserved for issuance upon the exercise of outstanding options,

rights or warrants issued by the Corporation to acquire Series A

Preferred Stock, or upon the conversion of any outstanding

securities issued by the Corporation convertible into Series A

Preferred Stock.

    (B)  Shares of Series A Preferred Stock shall be issued

(whether upon original issuance or upon transfer) only to a

trustee or trustees (or to any successor trustee or trustees)

(collectively, a "Trustee") acting under one or more trust

agreements for the benefit of participants in one or more

employee stock ownership plans of the Corporation (any such

plan, a "Plan").  In the event of a sale, distribution or other transfer (any such sale, distribution or other transfer, a

"Transfer") of any shares of Series A Preferred Stock to any person or entity other than the Corporation or a Trustee, the

Shares of Series A Preferred Stock which are the subject of a

Transfer (the "Transferred Shares') shall be automatically

converted into shares of the Corporation's Common Stock, par value $1 per share ("Common Stock), at the conversion rate

provided in Section 5(A) hereof; provided, however, that in the
                                 -----------------
event of a foreclosure or other realization upon shares of

Series A Preferred Stock pledged as collateral by or pursuant to

                            2


any credit agreement, indenture or other document or instrument for the financing or refinancing of the initial purchase of the

Series A Preferred Stock by a Plan, the Transferred Shares shall be automatically converted into shares of Common Stock at the conversion rate provided in Section 5(B) hereof.  In each such case conversion will occur immediately upon such Transfer or any foreclosure or other realization, as the case may be, and

without any further action by the Corporation or the holder of the Transferred Shares, and thereafter (i) any certificates for

Transferred Shares shall be deemed to represent the shares of

Common Stock into which such Transferred Shares have been so converted, (ii) no holder of such Transferred Shares shall have any of the voting powers, preferences and relative,

participating, optional or special rights of a holder of shares of Series A Preferred Stock, but, rather, only the powers and rights of a holder of the Common Stock into which such shares of

Series A Preferred Stock shall be so converted and (iii) the holder of such Transferred Shares shall be treated for all

purposes as the holder of the shares of Common Stock into which such shares of Series A Preferred Stock have been automatically converted as of the date of such Transfer.  The pledge of Series

A Preferred Stock as collateral by or pursuant to any credit agreement, indenture or other document or instrument for the financing or refinancing of the initial purchase of the Series A

Preferred Stock by a Plan shall not constitute a Transfer for purposes of this Section l(B), but the foreclosure or other

realization upon such pledged shares shall constitute a

                          3


Transfer.  Certificates representing shares of Series A

Preferred Stock shall be legended to reflect the restrictions on transfer set forth in this Section l(B).  Notwithstanding the foregoing provisions of this Section l(B), shares of Series A

Preferred Stock (i) may be converted into shares of Common Stock pursuant to Section 5 or 6 hereof at any time prior to a

Transfer and the shares of Common Stock issued or delivered upon such conversion will not be subject to any of the restrictions of this Section l(B) and (ii) shall be redeemable by the

Corporation upon the terms and conditions provided by Sections 7 and 8 hereof.

    Section 2.  Dividends and Distributions.
                ---------------------------

     (A)  Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock,

in preference to the holders of Common Stock and of any other

Junior Stock (as defined in Section 2(D) hereof), shall be

entitled to receive, when, as and if declared by the Board of

Directors, out of funds legally available for the purpose,

cumulative cash dividends payable in an amount equal to $2.165 per share per annum and no more (such amount being referred to herein as the "Dividend Amount"), payable quarterly in arrears,

one quarter on the last day of each March, June, September and

December in each year commencing June 30, 1990 (each such date being referred to herein as a "Dividend Payment Date"),

commencing on the first Dividend Payment Date after the first

                           4


issuance of a share of Series A Preferred Stock.  In the event that any Dividend Payment Date shall occur on any day other than a "Business Day" (as defined in Section 9(F) hereof), the

dividend payment due on such Dividend Payment Date shall be paid on the next Business Day after such Dividend Payment Date.  The

Board of Directors may fix a record date for the determination of holders of shares of  Series A Preferred Stock entitled to

receive payment of a dividend or distribution declared thereon,

which record date shall be not more than 90 days prior to the date fixed for the payment thereof.

          (B)  Dividends shall begin to accrue on outstanding

shares of Series A Preferred Stock from the date of issue of such shares and shall accrue on a daily basis whether or not declared and whether or not the Corporation shall have the authority under

Section 1551 (or any successor section) of the Pennsylvania

Business Corporation Law to declare and pay such dividends at the time.  Dividends accrued on the shares of Series A Preferred

Stock for any period less than a full quarterly period between

Dividend Payment Dates shall be computed on the basis of a 360 day year of 30-day months.  Accrued but unpaid dividends shall cumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accrued or

accumulated but unpaid dividends.

          (C)  Dividends paid on the shares of Series A Preferred

Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated

                            5


 pro rata on a share-by-share basis among all such shares at the time outstanding.

                    (D)  So long as any Series A Preferred Stock

shall be outstanding, no dividend shall be declared and paid or set apart for payment on any other series of stock ranking on a parity with the Series A Preferred Stock as to dividends ("Parity

Stock"), unless there shall also be or have been declared and paid or set apart for payment dividends on the Series A Preferred

Stock for all Dividend Payment Dates of the Series A Preferred

Stock occurring on or before the dividend payment date of such

Parity Stock, ratably in proportion to the respective amounts of dividends on the Series A Preferred Stock accumulated and unpaid through the most recent such Dividend Payment Date, and dividends accumulated and unpaid on such Parity Stock through the dividend payment period on such Parity Stock ending on the dividend

payment date for such Parity Stock.  So long as any Series A

Preferred Stock shall be outstanding, in the event that full cumulative dividends on the Series A Preferred Stock have not been declared and paid or set apart for payment when due, the

Corporation shall not declare and pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption or other

retirement of, Common Stock or any other class of stock or series thereof of the Corporation ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or

winding-up of the Corporation, junior to the Series A Preferred

Stock (collectively, "Junior Stock") until full cumulative and

                           6


unpaid dividends on the Series A Preferred Stock shall have been paid or declared and set apart for payment; provided however,
                                            --------
that the foregoing shall not apply to (i) any dividend payable solely in any shares of any Junior Stock, or (ii) the acquisition of shares of any Junior Stock either (x) pursuant to any employee or director incentive or benefit plan or arrangement of-the

Corporation or any subsidiary of the Corporation heretofore or hereafter adopted or (y) in exchange solely for shares of any other Junior Stock.  Subject to the foregoing provisions of this

Section 2(D), the Board of Directors may declare and the

Corporation may pay or set apart for payment dividends and other distributions on any other Junior Stock or Parity Stock, and may purchase or otherwise redeem or retire any of the Junior Stock or

Parity Stock or any warrants, rights, or options or other

securities exercisable for or convertible into any of the Junior

Stock or Parity Stock and the holders of shares of the Series A

Preferred Stock shall not be entitled to share therein.

     Section 3.  Voting Rights.  The holders of shares of Series
                 -------------
A Preferred stock shall have the following voting rights:

     (A)  Each share of Series A Preferred Stock shall entitle

the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation; it being understood that whenever the "Conversion Ratio" (as defined in Section 5(A)

hereof) is adjusted as provided in Section 9 hereof, the number of votes per share of Series A Preferred Stock shall also be similarly adjusted.  Notwithstanding the foregoing, the number of votes per share of Series A Preferred Stock shall at no time

                           7


exceed the highest number then permitted by the Amended and

Restated Articles of Incorporation of the Corporation as then in effect or by applicable rules and regulations of the Securities and Exchange Commission or the New York Stock Exchange.  In the

event that the number of votes per share of Series A Preferred

Stock is not adjusted upon an adjustment to the Conversion Ratio as a result of the immediately preceding sentence, then the Board of Directors shall promptly take such action as may be necessary to equitably adjust for such adjustment to the Conversion Ratio,

including without limitation, subdividing outstanding shares of

Series A Preferred Stock (by declaring a stock dividend or

otherwise) to the extent the Corporation has authorized shares of

Series A Preferred Stock which are not then outstanding, or

designating and issuing additional shares of Series A Preferred

Stock to the extent the Corporation has authorized shares of

Preferred Stock which are not then outstanding and are

undesignated as to series; provided, however, no such action on
                           -----------------
the part of the Board of Directors shall adjust or Change the aggregate economic terms assigned to the outstanding shares of

Series A Preferred Stock.

     (B)  Except as otherwise provided herein, in any other

Statement With Respect To Shares creating a series of Preferred

Stock or any similar stock, or in any bylaw of the Corporation,

the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the

Corporation having general voting rights shall vote together as

                           8


one class on all matters submitted to a vote of stockholders of the Corporation.

     (C)  Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action; provided,
                                                      ---------
however, that the vote of at least 66-2/3% of the outstanding
- -------
shares of Series A Preferred Stock, voting separately as a

series, shall be necessary to adopt any alteration, amendment or repeal of any provision of the Amended and Restated Certificate of Incorporation of the Corporation, or this Resolution

(including any such alteration, amendment or repeal effected by any merger or consolidation in which the Corporation is the

surviving or resulting corporation), if such amendment,

alteration or repeal would alter or change the powers,

preferences, or special rights of the shares of Series A

Preferred Stock so as to effect them adversely.  Neither an

increase or decrease in the Series A Preferred Stock (but not below the number of shares thereof then outstanding) nor the creation of any series of Preferred Stock ranking, as to

dividends or as to distributions, in the event of a liquidation,

dissolution or winding up of the Corporation, senior to the

Series A Preferred Stock shall be deemed to make any change in the preferences, limitations or special rights of the shares of

Series A Preferred Stock adverse to such shares and no class vote

                           9



shall be required to authorize such increase, decrease or

creation of any such series.


Section 4.  Liquidation; Dissolution.
            ------------------------
     (A)  Upon any liquidation, dissolution or winding up of the

Corporation, no distribution shall be made (i) to the holders of shares of stock ranking junior with respect to rights to receive distributions upon liquidation, dissolution or winding up to the

Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall-have received an amount in cash of $28.84375 per share (such amount being referred to herein as the "Liquidation Preference"), plus an amount in cash equal to accrued and unpaid dividends and distributions thereon,

whether or not declared, up to the date of such payment, or (ii)

to the holders of shares of stock ranking on a parity with

respect to the right to receive distributions upon liquidation,

dissolution or winding up with the Series A Preferred Stock,

except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amount to which the holders of all such shares are entitled upon such

liquidation, dissolution or winding up.  After payment of the full amount to which they are entitled as provided by the

foregoing provisions of this Section 4(A), the holders of shares of Series A Preferred Stock shall not be entitled to any further right or claim to any of the remaining assets of the Corporation.

     (B)  Neither the merger or consolidation of the Corporation with or into any other corporation or other entity, nor the

merger or consolidation of any other corporation or other entity

                           10


with or into the Corporation, nor the sale, transfer or lease of all or any portion of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the

Corporation for purposes of this Section 4, and the holders of

Series A Preferred Stock shall nevertheless be entitled in the event of any such merger or consolidation to the rights provided by Section 8 hereof.

     (C)  Written notice of any voluntary or involuntary

liquidation, dissolution or winding up of the Corporation,

stating the payment date or dates when, and the place or places where, the amount distributable to holders of Series A Preferred

Stock in such circumstances shall be payable, shall be given by hand delivery, by courier, charges prepaid, by telegram (with messenger service specified), telex or TWX (with answerback

received), or by first-class or express mail, postage prepaid,

delivered, sent or mailed (as the case may be) not less then twenty (20) days prior to any payment date stated therein, to the holders of Series A Preferred Stock, at their respective

addresses shown on the books of the Corporation; provided,
                                                 --------
however, that a failure to give notice as provided above or any
- -------
defect therein shall not affect the Corporation's ability to consummate a voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

                          11



Section 5:  Conversion into Common Stock.
            ----------------------------

     (A)  A holder of shares of Series A Preferred Stock shall be entitled, at any time prior to the close of business on the date fixed for redemption of such shares pursuant to Section 7 or 8 hereof, to cause any or all of such shares to be converted into validly issued, fully paid and nonassessable shares of Common

Stock, initially at a conversion rate equal to the ratio of one share of Common Stock for each one share of Series A Preferred

Stock, which conversion rate shall be adjusted as hereinafter provided (and, as so adjusted, rounded to the nearest ten-

thousandth, is hereinafter sometimes referred to as the

"Conversion Ratio").

     (B)  Notwithstanding Section 5(A), in the event of an

automatic conversion pursuant to Section l(B) hereof due to a foreclosure or other realization upon shares of Series A

Preferred Stock pledged as collateral in connection with the financing or refinancing of the initial purchase of the Series A

Preferred Stock by a Plan, shares of Series A Preferred Stock shall be converted into validly issued, fully paid and

nonassessable shares of Common Stock at a conversion rate,

expressed as a ratio of shares of Common Stock per share of

Series A Preferred Stock, equal to the greatest of:  (i) the

Conversion Ratio, (ii) a fraction, the numerator of which shall be the "Fair Market Value" (as defined in Section 9(F) hereof) of

                           12


one share of Series A Preferred Stock, assuming the Series A

Preferred Stock is not then being converted into Common Stock

(plus an amount equal to accrued and unpaid dividends thereon, if such dividends have not already been taken into account in

determining the Fair Market Value), and the denominator of which shall be the Fair Market Value of one share of Common Stock, both computed as of the date of conversion, or (iii) a fraction, the numerator of which shall be the Liquidation Preference plus an amount equal to accrued and unpaid dividends thereon and the denominator of which shall be the Fair Market Value of one share of Common Stock on the date of conversion.

     (C)  Any holder of shares of Series A Preferred Stock

desiring to convert such shares into shares of Common Stock shall surrender the certificate or certificates representing the shares of Series A Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal

executive office of the Corporation, accompanied by written

notice of conversion.  Such notice of conversion shall specify

(i) the number of shares of Series A Preferred Stock to be

converted and the name or names in which such holder wishes the certificate or certificates for Common Stock to be issued or delivered (subject to compliance with applicable legal

requirements if any of said certificates are to be issued in a name other than the name of the holder), and (ii) the address to which such holder wishes delivery to be made of such new

certificates upon such conversion.

                            13



     (D)  Upon surrender of a certificate representing a share or shares of Series A Preferred Stock for conversion, the

Corporation shall, as promptly as practicable after such

surrender, deliver to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion together with any cash adjustment of any fraction of a share as hereinafter

provided.  In the event that there shall have been surrendered a certificate or certificates representing shares of Series A

Preferred Stock only part of which are to be converted, the

Corporation shall deliver to the Trustee a new certificate or certificates representing the number of shares of Series A

Preferred Stock which shall not have been converted.

     (E)  A conversion of shares of Series A Preferred Stock into shares of Common Stock shall be effective (i) if made at the option of the holder thereof, as of the close of business on the day on which the Corporation receives written notice of

conversion pursuant to Section 5(c) or (ii) if made pursuant to

Section l(B) hereof, at the time of Transfer.  On and after the effective date of conversion, the shares of Series A Preferred so converted shall no longer be deemed to be outstanding for any purpose, and the person or persons entitled to receive the Common

Stock upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock of record on any date prior to

                            14



such effective date.  The Corporation shall not be obligated to pay any dividends which shall have been declared and shall be payable to holders of shares of Series A Preferred Stock on a

Dividend Payment Date if such Dividend Payment Date for such dividend shall be on or subsequent to the effective date of

conversion of such shares, unless such declared dividends have been set aside for payment prior to the effective date of

conversion of such shares, which dividends shall be paid on the applicable Dividend Payment Date.

     (F)  Whenever the Corporation shall deliver shares of Common

Stock upon conversion of shares of Series A Preferred Stock as contemplated by this Section 5, the Corporation shall deliver together with each such share of Common Stock one right to

purchase Common Stock (or other securities in lieu thereof)

pursuant to the Rights Agreement dated as of July 19, 1989

between the Corporation and First Chicago Trust Company of New

York, as Rights Agent, as such agreement may from time to time be amended (such Agreement, as so amended, is hereinafter referred to as the "Rights Agreement"), or any rights issued to holders of

Common Stock in addition thereto or in replacement therefor,

whether or not such rights shall be exercisable at such time, but only if such rights are issued and outstanding and held by other holders of Common Stock at such time and have not expired or been redeemed.

     (G)  The Corporation shall not be obligated to deliver to

holders of Series A Preferred Stock any fractional share or

shares of Common Stock issuable upon any conversion of such

                            15



shares of Series A Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.


     (H)  The Corporation shall at all times reserve and keep

available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of Series A Preferred

Stock as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series A

Preferred Stock then outstanding.  Nothing contained herein shall preclude the Corporation from delivering issued but not

outstanding shares of Common Stock owned by the Corporation upon the conversion of shares of Series A Preferred Stock into Common

Stock pursuant to the terms hereof.  The Corporation shall

prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other

authorizations as may be required by law, and shall comply with all requirements as to registration or qualification of the

Common Stock, in order to enable the Corporation lawfully to issue and deliver to each holder of record of Series A Preferred

Stock such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series A Preferred Stock then outstanding and convertible into shares of Common Stock.

                            16


     Section 6.  Other Conversion Rights.  In addition to the
                 -----------------------
conversion rights provided in Section 5(A) and 5(B) hereof,

shares of Series A Preferred Stock may be converted into shares of Common Stock at the option of the holder at any time and from time to time upon written notice received by the Corporation not less than five (5) Business Days prior to the date fixed by the holder in such notice for such conversion,

     (A)  when and to the extent necessary for such holder to

provide for distributions to participants required to be made under, or to satisfy an investment election provided to

participants in accordance with, a Plan, at a conversion rate,

expressed as a ratio of shares of Common Stock per share of

Series A Preferred Stock, equal to the greater of (i) a fraction,

the numerator of which shall be the Fair Market Value of one share of Series A Preferred Stock, assuming the Series A

Preferred Stock is not then being converted into Common Stock

(plus accrued and unpaid dividends thereon to the date of

conversion if such dividends have not already been taken into account in determining Fair Market Value), and the denominator of which shall be the Fair Market Value of one share of Common

Stock, both computed as of the date of conversion, or (ii) the

Conversion Ratio; provided, however, that the Corporation, at its

                           17


option, may, in lieu of such conversion, pay to the holder of such shares of Series A Preferred Stock in cash the Fair Market

Value, as of the date of conversion, of any or all of the shares of Common Stock into which such shares of Series A Preferred

Stock may be converted, or

     (B)  in the event that the Plan is determined by the

Internal Revenue Service not to be qualified within the meaning of Section 4975(e)(7) of the Internal Revenue Code of 1986, as

amended (the "Code"), at a conversion rate, expressed as a ratio of shares of Common Stock per share of Series A Preferred Stock,

equal to the greater of (i) a fraction, the numerator of which shall be the Fair Market Value of one share of Series A Preferred

Stock, assuming the Series A Preferred Stock is not then being converted into Common Stock (plus accrued and unpaid dividends thereon to the date of conversion if such dividends have not already been taken into account in determining Fair Market

Value), and the denominator of which shall be the Fair Market

Value of one share of Common Stock, both computed as of the date of conversion, or (ii) a fraction, the numerator of which shall be the Liquidation Preference plus accrued but unpaid dividends thereon to the date of conversion and the denominator of which shall be the Fair Market Value of one Share of Common Stock on

the date of conversion.



     Section 7.  Redemption At the Option of the Corporation.
                 -------------------------------------------

                          18



     (A)  The Series A Preferred Stock shall be redeemable, in

whole or in part, at the option of the Corporation, out of funds legally available therefor, at any time after April 1, 2000 at the Liquidation Preference, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption.

Payment of the redemption price shall be made by the Corporation in cash or shares of Common Stock, or a combination thereof, as permitted by Section 7(E).  From and after the close of business on the date fixed for redemption, dividends on shares of Series A

Preferred Stock called for redemption will cease to accrue, such shares will no longer be deemed to be outstanding and all rights in respect of such shares of the Corporation shall cease, except the right to receive the redemption price; provided that shares of Series A Preferred Stock may be converted pursuant to Section

5 or, if applicable, Section 6 hereof at any time prior to the close of business on the date fixed for redemption of such shares pursuant to Section 7 or 8 hereof.  No interest shall accrue on the redemption price after the date fixed for redemption.  If less than all of the outstanding shares of Series A Preferred

Stock are to be redeemed, the Corporation shall elect the shares to be redeemed in the manner determined by the Board of Directors of the Corporation.

                          19



     (B)  Unless otherwise required by law, notice of redemption with respect to a redemption pursuant to paragraphs (A), (C) or

(D) of this Section 7 will be sent to the holders of Series A

Preferred Stock at their addresses as shown on the books of the

Corporation by any manner described in Section 4(C), delivered,

sent or mailed (as the case may be) not less than twenty (20)

days nor more than sixty (60) days prior to the redemption date.

Each such notice shall state:  (i) the redemption date; (ii) the total number of shares of the Series A Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of the shares to be redeemed from such holder; (iii) the redemption price and method of payment therefor; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price;

(v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised, and the Conversion Ratio in effect at the time.  Upon surrender of the certificates for any shares called for redemption pursuant to the provisions of this Section

7 or the provisions of Section 8 hereof, which shares have not previously been converted, such shares shall be redeemed by the

                            20


Corporation at the date fixed for redemption and at the

applicable redemption price set forth in this Section 7 or in

Section 8 hereof.

     (C)  In the event (i) of a change in the federal tax law of the United States of America or a determination by a court of competent jurisdiction, which, in either case, has the effect of precluding the Corporation from claiming any portion of the tax deductions for dividends paid on the Series A Preferred Stock when such dividends are used as provided under Section 404(k)(2)

of the Code in effect on the date shares of Series A Preferred

Stock are initially issued or (ii) at any time the Plan is

determined by the Internal Revenue Service not to be qualified within the meaning of Section 4975(e)(7) of the Code, the

Corporation may, in its sole discretion and notwithstanding

anything to the contrary in Section 7(A), elect to redeem such shares, out of funds legally available therefor, at the

conversion rate specified in clause (B) of Section 6, and

otherwise on the terms and conditions set-forth in Sections 7(A)

and 7(B).  In addition, in the event it is necessary to provide for distributions to participants required to be made under, or to satisfy an investment election provided to Participants in accordance with, a Plan, the Company may, in its sole discretion

                            21


and notwithstanding anything to the contrary in Section 7(A),

elect to redeem such shares, out of funds legally available

therefor, at the conversion rate specified in clause (A) of

Section 6, and otherwise on the terms and conditions set forth in

Sections 7 (A) and 7 (B).

      (D)   Notwithstanding anything to the contrary  in  Section

7(A), the Corporation shall redeem all of the shares of Series  A

Preferred  Stock  held  by  a  Plan  upon  termination   by   the

Corporation of such Plan out of funds legally available therefor,

at  the conversion rate specified in clause (B) of Section 6, and otherwise on the terms and conditions set forth in Sections  7(A)

and 7(B).

     (E)  The Corporation, at its option, may make payment of the redemption price required upon redemption of shares of Series A

Preferred Stock in cash or in shares of Common Stock, or in a combination of such shares and cash, any such shares to be valued for such purpose at their Fair Market Value as of the date of redemption.

     Section 8.  Consolidation, Combination, Merger, Etc. (A) In
                 ----------------------------------------
the event that the Corporation shall consummate any exchange offer, liquidation, tender offer, consolidation, merger,

combination, reclassification, recapitalization or other

                           22


transaction pursuant to which the outstanding shares of Common

Stock are by operation of law exchanged solely for or changed,

reclassified or converted solely into, stock of any successor or resulting company (including the Corporation) that, with respect to a holder of Series A Preferred Stock, constitutes both

"employer securities" within the meaning of Section 409(l) of the

Code and "qualifying employer securities" within the meaning of

Section 407(d)(5) of the Employee Retirement Income Security Act

of 1974, as amended, or any successor provisions of law

(together, if applicable, with a cash payment in lieu of

fractional shares), the shares of Series A Preferred Stock of such holder shall in connection therewith be assumed by and shall become preferred stock of such successor or resulting company,

having in respect of such company insofar as possible the same powers, preferences and relative, participating, optional or other special rights (including the rights provided by Sections 7 and 8 hereof), and the qualifications, limitations or

restrictions thereon, that the Series A Preferred Stock had

immediately prior to such transaction, except that after such transaction each share of the Series A Preferred Stock shall be convertible, otherwise on the terms and conditions provided by

Sections 5 and 6 hereof, into the number and kind of qualifying

                          23


employer securities so receivable by a holder of the number of shares of Common Stock into which such shares of Series A

Preferred Stock could have been converted pursuant to Section

5(A) hereof immediately prior to such transaction; provided,
                                                   --------
however, that if by virtue of the structure of such transaction,

a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the Series A Preferred Stock, then such election shall be deemed to be solely for "qualifying employer securities"

(together, if applicable, with a cash payment in lieu of

fractional shares) with the effect provided above on the basis of the number and kind of qualifying employer securities receivable by a holder of the number of shares of Common Stock into which the shares of Series A Preferred Stock could have been converted pursuant to Section 5(A) hereof immediately prior to such

transaction (it being understood that if the kind or amount of qualifying employer securities receivable in respect of each share of Common stock upon such transaction is not the same for each such share, then the kind and amount of qualifying employer securities deemed to be receivable in respect of each share of

Common Stock for purposes of this proviso shall be the kind and

                           24


amount so receivable per share of Common Stock by a plurality of such shares).  The rights of the Series A Preferred Stock as preferred stock of such successor or resulting company shall successively be subject to adjustments pursuant to Section 9 hereof after any such transaction as nearly equivalent as

practicable to the adjustments provided for by such Section prior to such transaction.  The Corporation shall not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of the Series A Preferred Stock shall be

assumed and authorized by the successor or resulting company pursuant to this Section 8(A).

     (B)  In the event that the Corporation shall consummate any exchange offer, liquidation, tender offer, consolidation, merger,

combination, reclassification, recapitalization or other

transaction, pursuant to which the outstanding shares of Common

Stock are by operation of law exchanged for or changed,

reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities (as referred to in Section 8(A)) and cash payments, if applicable, in lieu of fractional shares,

outstanding shares of Series A Preferred Stock shall, without any action on the part of the Corporation or any holder thereof (but subject to Section 8(C)), be automatically converted by virtue of

                           25


such merger, consolidation, combination or similar business

combination transaction immediately prior to its consummation into the number of shares of Common Stock into which such shares of Series A Preferred stock could have been converted at such time so that each share of Series A Preferred Stock, shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property

(payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series A

Preferred Stock could have been converted pursuant to Section

5(A) hereof immediately prior to such transaction; provided,
                                                   --------
however, that if by virtue of the structure of such transaction a
- -------
holder of Common Stock is required to make an election with

respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the Series A Preferred Stock, then the shares of

Series A Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of such stock, securities, cash or other property (payable in kind)

receivable by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction (provided that if the

                            26



kind or amount of stock, securities, cash or other property

receivable upon such transaction is not the same for each

nonelecting share, then the kind and amount of stock, securities,

cash or other property receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares).

     (C)  In the event the Corporation shall enter into any

agreement providing for any exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification,

recapitalization or other transaction, described in Section 8(B),

then the Corporation shall as soon as practicable thereafter (and in any event at least ten (10) Business Days before consummation of such transaction) give notice, in any manner described in

Section 4(C), of such agreement and the material terms thereof to each holder of Series A Preferred Stock and each such holder shall have the right to elect, by written notice to the

Corporation, to receive, upon consummation of such transaction

(if and when such transaction is consummated), out of funds

legally available therefor, from the Corporation or the successor of the Corporation, in redemption and retirement of such Series A

Preferred Stock, a cash payment equal to the Liquidation

Preference plus an amount equal to all accrued and unpaid

dividends.  No such notice of redemption shall be effective

unless given to the Corporation prior to the close of business on the Business Day prior to consummation of such transaction,

unless the Corporation or the successor of the Corporation shall waive such prior notice, but any notice of redemption so given

                             27



prior to such time may be withdrawn by notice of withdrawal given to the Corporation prior to the close of business on the Business

Day prior to consummation of such transaction.

     Section 9.  Anti-dilution Adjustments.

     (A)(i) Subject to the provisions of Section 9(D) and 9(E)

hereof, in the event the Corporation shall, at any time or from time to time while any of the shares of the Series A Preferred

Stock are outstanding, (x) pay a dividend or make a distribution in respect of the Common Stock in shares of Common Stock or (y)

subdivide the outstanding shares of Common Stock into a greater number of shares, in each case whether by reclassification of shares, recapitalization of the Corporation, a recapitalization or reclassification effected by a merger, consolidation or other transaction to which Section 8 hereof applies or otherwise, then,

in such event, the Board of Directors shall, to the extent

legally permissible, declare a dividend in respect of the Series

A Preferred Stock in shares of Series A Preferred Stock (a

"Special Dividend") in such a manner that the holder of each share of Series A Preferred Stock will become the holder of that number of shares of Series A Preferred Stock equal to the product of the number of such shares held prior to such event times a fraction (the "Sec. 9(A) Non-Dilutive Share Fraction"), the

numerator of which is the number of shares of Common Stock

                           28


outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding

immediately before such event.  A Special Dividend declared

pursuant to this paragraph 9(A)(i) shall be effective on the record date for such dividend or distribution in respect of the

Common Stock and in the case of a subdivision shall become

effective immediately as of the effective date thereof.

Concurrently with the declaration of a Special Dividend pursuant this paragraph 9(A)(i), the Liquidation Preference and the

Dividend Rate of all shares of Series A Preferred Stock shall be adjusted by dividing the Liquidation Preference and the Dividend

Rate, respectively, in effect immediately before such event by the Sec. 9(A) Non-Dilutive Share Fraction.

     (ii)  The Corporation and the Board of Directors shall each use its best efforts to take all necessary steps or to take all actions as are reasonably necessary or appropriate for

declaration of the Special Dividend provided in paragraph 9(A)(i)

but shall not be required to call a special meeting of

stockholders in order to implement the provisions thereof. If for any reason the Board of Directors is precluded from giving full effect to the Special Dividend provided for in paragraph 9(A)(i),

then no such Special Dividend shall be declared, but instead the

                           29


Conversion Ratio shall automatically be adjusted by multiplying the Conversion Ratio in effect immediately before the event by the Sec. 9(A) Non-Dilutive Share Fraction, and the Liquidation

Preference and the Dividend Rate will not be adjusted.  An

adjustment to the Conversion Ratio made pursuant to this

paragraph 9(A)(ii) shall be given effect upon payment of such a dividend or distribution as of the record date for the

determination of holders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a

subdivision shall become effective immediately as of the

effective date thereof.  If subsequently the Board of Directors is able to give full effect to the Special Dividend as provided in paragraph 9(a)(i), then such Special Dividend will be declared in accordance with the provisions of paragraph 9(a)(i) and the adjustment in the Conversion Ratio as provided in this paragraph

9(A)(ii) will automatically be reversed and nullified

prospectively.

     (iii)  Subject to the provisions of Sections 9(D) and 9(E)

hereof, in the event the Corporation shall, at any time or from time to time while any of the shares of the Series A Preferred

Stock are outstanding, combine the outstanding shares of Common

Stock into a lesser number of shares, whether by reclassification

                            30



of shares, recapitalization of the Corporation, a

recapitalization or reclassification effected by a merger,

consolidation or other transaction to which Section 8 hereof applies or otherwise, then, in such event, the Conversion Ratio shall automatically be adjusted by multiplying the Conversion

Ratio in effect immediately before such event by the Sec. 9(A)

Non-Dilutive Share Fraction, and the Liquidation Preference and

the Dividend Rate will not be adjusted.  An adjustment to the

Conversion Ratio made pursuant to this paragraph 9(A)(iii) shall be given effect immediately as of the effective date of such combination.

     (B)(i) subject to the provisions of Sections 9(D) and (E)

hereof, in the event the Corporation shall, at any time or from time to time while any of the shares of Series A Preferred Stock are outstanding, issue, sell or exchange shares of Common Stock

(other than pursuant to (x) any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant to purchase or acquire any security convertible into or exchangeable for shares of Common Stock), (y) the Rights

Agreement or (z) any employee or director incentive, compensation or benefit plan or arrangement of the Corporation or any

subsidiary of the Corporation heretofore or hereafter adopted)

                            31


for a consideration having a Fair Market Value on the date of issuance, sale or exchange less than the Fair Market Value of such shares on the date of  issuance, sale or exchange, then, in such event, the Board of Directors shall, to the extent legally permissible, declare a Special Dividend in such a manner that the holder of each share of Series A Preferred Stock will become the holder of that number of shares of Series A Preferred Stock equal to the product of the number of such shares held prior to such event times a fraction (the "Sec. 9(B)(i) Non-Dilutive Share

Fraction"), the numerator of which is the number of shares of

Common Stock outstanding immediately before the public

announcement of such issuance, sale or exchange plus the number of shares of Common Stock so issued, sold or exchanged by the

Corporation and the denominator of which is the number of shares of Common Stock outstanding immediately before the public

announcement of such issuance, sale or exchange plus the number of shares of Common Stock which could be purchased at the Fair

Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange.  Concurrently with the declaration of a Special Dividend pursuant to this paragraph

9(B)(i), the Liquidation Preference and the Dividend Rate of all

shares of Series A Preferred Stock shall be adjusted by dividing

                          32


 the Liquidation Preference and the Dividend Rate, respectively,

in effect immediately before such issuance, sale or exchange by the Sec. 9(B)(i) Non-Dilutive Share Fraction.

     (ii) Subject to the provisions of Sections 9(D) and 9(E)

hereof, in the event the Corporation shall, at any time or from time to time while any shares of Series A Preferred Stock are outstanding, issue, sell or exchange any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock and rights issued under the Rights

Agreement), other than any such issuance to holders of shares of

Common Stock as a dividend or distribution (including by way of a reclassification of shares or a recapitalization of the

Corporation) and other than pursuant to any employee or director incentive, compensation or benefit plan or arrangement of the

Corporation or any subsidiary of the Corporation heretofore or hereafter adopted, exercisable for a consideration having a Fair

Market Value per share of Common Stock on the date of such

issuance, sale or exchange less than the Sec. 9(F) Non-Dilutive

Amount (as defined in Section 9(F)(vi)), then in such event, the

Board of Directors shall, to the extent legally permissible,

declare a Special Dividend in such a manner that the holder of

                           33


each share of Series A Preferred Stock will become the holder of that number of shares of Series A Preferred Stock equal to the product of the number of such shares held prior to such event times a fraction (the "Sec. 9(B)(ii) Non-Dilutive Share

Fraction"), the numerator of which is the number of shares of

Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common

Stock that could be acquired upon exercise in full of all such rights and warrants and the denominator of which is the number of shares of Common Stock outstanding immediately before such

issuance of rights or warrants plus the number of shares of

Common Stock which could be purchased at the Fair Market Value of a share of Common Stock at the time of such issuance for the maximum aggregate consideration payable upon exercise in full of all such rights or warrants and any other amounts paid in

connection with such issuance of rights or warrants.  A Special

Dividend declared pursuant to this paragraph 9(B)(ii) shall be effective upon such issuance, sale or exchange.  Concurrently
               ----
with the declaration of the Special Dividend pursuant to this paragraph 9(B)(ii), the Liquidation Preference and the Dividend

Rate of all shares of Series B Preferred Stock shall be adjusted by dividing the Liquidation Preference and the Dividend Rate,

                            34


respectively, in effect immediately before such issuance of

rights or warrants by the Sec. 9(B)(ii) Non-Dilutive Share

Fraction.

     (iii)  The Corporation and the Board of Directors shall each use its best efforts to take all necessary steps or to take all actions as are reasonably necessary or appropriate for

declaration of the Special Dividend provided in paragraphs

9(B)(i) and (ii) but shall not be required to call a special meeting of stockholders in order to implement the provisions hereof.  In the event for any reason the Board of Directors is precluded from giving full effect to the Special Dividend

provided in paragraph 9(B)(i) or 9(B)(ii), then no such Special

Dividend shall be declared, but instead the Conversion Ratio shall automatically be adjusted by multiplying the Conversion

Ratio in effect immediately before such issuance of shares,

rights or warrants by the Sec. 9(B)(i) or 9(B)(ii) Non-Dilutive

Share Fraction, as the case may be, and the Liquidation

Preference and Dividend Rate will not be adjusted.  If

subsequently the Board of Directors is able to give full effect to the Special Dividend as provided in paragraph 9(B)(i) or

9(B)(ii), then such Special Dividend will be declared in

accordance with the provisions of paragraph 9(B)(i) or 9(B)(ii),

                          35


as the case may be, and the adjustment in the Conversion Ratio as provided in this paragraph 9(B)(iii) will automatically be

reversed and nullified prospectively.

     (C)(i)  Subject to the provisions of Sections 9(D) and 9(E)

hereof, in the event the Corporation shall, at any time or from time to time while any of the shares of Series A Preferred Stock are outstanding, make an Extraordinary Distribution (as

hereinafter defined) in respect of the Common Stock, whether by dividend, distribution, reclassification of shares or

recapitalization of the Corporation (including a recapitalization or reclassification effected by a transaction to which Section 8 hereof does not apply) or effect a Pro Rata Repurchase (as

hereinafter defined) of Common Stock, then, in such event, the

Board of Directors shall, to the extent legally permissible,

declare a Special Dividend in such a manner that the holder of each share of Series A Preferred Stock will become the holder of that number of shares of Series A Preferred Stock equal to the product of the number of such shares held prior to such event times a fraction (the "Sec. 9(C) Non-Dilutive Share Fraction"),

the numerator of which is the product of (x) the number of shares of Common Stock outstanding immediately before such Extraordinary

Distribution or Pro Rata Repurchase minus, in the case of a Pro

                            36



Rata Repurchase, the number of shares of Common Stock repurchased by the Corporation multiplied by (y) the Fair Market Value of a share of Common Stock on the Valuation Date (as defined in

Section 9(F)(viii)) with respect to an Extraordinary Distribution or on the expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be, and the denominator of which is

(x) the product of (I) the number of shares of Common Stock

outstanding immediately before such Extraordinary Distribution or

Pro Rata Repurchase multiplied by (II) the Fair Market Value of a share of Common Stock on the Valuation Date with respect to an

Extraordinary Distribution, or on the expiration date (including all extensions thereof) of any tender offer which is a Pro Rata

Repurchase, or on the date of purchase with respect of any Pro

Rata Repurchase which is not a tender offer, as the case may be,

minus (y) the Fair Market Value of the Extraordinary Distribution

or the aggregate purchase price of the Pro Rata Repurchase, as the case may be.  The Corporation shall send each holder of

Series A Preferred Stock, in any manner described in Section

4(C), (x) notice of its intent to make any Extraordinary

Distribution and (y) notice of any offer by the Corporation to

                            37


make a Pro Rata Repurchase, in each case at the same time as, or as soon as practicable after, such offer is first communicated to holders of Common Stock or the record date for such dividend is announced in accordance with the rules of any stock exchange on which the Common Stock is listed or admitted to trading, as the case may be.  Such notice shall indicate the intended record date and the amount and nature of such dividend or distribution, or the number of shares subject to such offer for a Pro Rata

Repurchase and the purchase price payable by the Corporation pursuant to such offer, as well as the Conversion Ratio.  A

Special Dividend declared pursuant to this Section 9(C)(i) shall be effective on the day after the record date for any

Extraordinary Distribution, the day after the expiration date

(including all extension thereof) of any tender offer which is a

Pro Rata Repurchase or on the day after the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer,

as the case may be.  Concurrently with the declaration of the

Special Dividend pursuant to this Section 9(C)(i), the

Liquidation Preference and the Dividend Rate of all shares of

Series A Preferred Stock shall be adjusted by dividing the

Liquidation Preference and the Dividend Rate, respectively, in

                          38


effect immediately before such Extraordinary Distribution or Pro

Rata Repurchase by the Sec. 9(C) Non-Dilutive Share Fraction.

     (ii)  The Corporation and the Board of Directors shall each use its best efforts to take all reasonably necessary steps or to take all actions as are necessary or appropriate for the

declaration of the Special Dividend provided in Section 9(C)(i)

but shall not be required to call a special meeting of

stockholders in order to implement the provisions hereof.  In the event for any reason the Board of Directors is precluded from giving full effect to the Special Dividend provided in Section

9(C)(i), then no such Special Dividend shall be declared, but instead the Conversion Ratio shall automatically be adjusted by multiplying the Conversion Ratio in effect immediately before such Extraordinary Distribution or Pro Rata Repurchase by the

Sec. 9(C) Non-Dilutive Share Fraction, and the Liquidation

Preference and the Dividend Rate will not be adjusted.  If

subsequently the Board of Directors is able to give full effect to the Special Dividend as provided in Section 9(C)(i), then such

Special Dividend will be declared in accordance with the

provisions of Section 9(C)(i) and the adjustment in the

Conversion Price as provided in this Section (C)(ii) will

automatically be reversed and nullified prospectively.

                           39


     (D)  Notwithstanding any other provisions of this Section 9,

the Corporation shall not be required to make any adjustment of the Conversion Ratio unless such adjustment would require an increase or decrease equal to at least one percent (1%) in the

Conversion Ratio prior to such adjustment.  Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which,

together with any adjustment or adjustments so carried forward,

shall amount to an increase or decrease of at least one percent

(1%) in the Conversion Ratio.  All calculations under this

Section 9 shall be made to the nearest one-hundredth of a cent or the nearest one-ten thousandth of a share, as the case may be.

     (E)  If the Corporation shall make any dividend or

distribution of the Common Stock or issue any Common Stock, other capital stock or other equity security of the Corporation or any rights or warrants to purchase or acquire any such security, or shall enter into any other transaction related to or having an impact upon its Common Stock or the Series A Preferred Stock,

which transaction does not result in an adjustment to the

Conversion Ratio pursuant to the foregoing provisions of this

Section 9, the Board of Directors of the Corporation shall

consider whether such action is of such a nature that it

                           40


adversely affects the holders of the Series A Preferred Stock and that an adjustment to the Conversion Ratio or a subdivision or combination of the outstanding shares of Series A Preferred Stock into a greater or lesser number of such shares should equitably be made in respect of such transaction.  If in such case the

Board of Directors of the Corporation in its sole discretion determines that an adjustment to the Conversion Ratio or a

subdivision or combination of the outstanding shares of Series A

Preferred Stock into a greater or lesser number of such shares should be made, such adjustment, subdivision or combination shall be made effective as of such date as determined by the Board of

Directors of the Corporation.  The determination of the Board of

Directors of the Corporation as to whether an adjustment to the

Conversion Ratio or a subdivision or combination of the

outstanding shares of Series A Preferred Stock into a greater or lesser number of such shares should be made pursuant to the

foregoing provisions of this Section 9(E), and, if so, as to what adjustment, subdivision or combination should be made and when,

shall be final and binding on the Corporation and all

stockholders of the Corporation.  The Corporation shall be

entitled to make such additional adjustment in the Conversion

Ratio, and in addition to those required by the foregoing

                           41


provisions of this Section 9, as shall be necessary in order that any dividend or distribution in shares of capital stock of the

Corporation, subdivision, reclassification or combination of shares of stock of the Corporation or any recapitalization of the

Corporation shall not be taxable to holders of the Common Stock.

     (F)  For purposes of this resolution, the following

definitions shall apply:

          (i)  "Business Day" shall mean each day that is not a

Saturday, Sunday or a date on which federally or state chartered banking institutions in Philadelphia, Pennsylvania or New York,

New York are required or authorized to be closed.

          (ii) "Extraordinary Distribution" shall mean any

dividend or other distribution (effected while any of the shares of Series A Preferred Stock are outstanding) of (x) cash, where the aggregate amount of such cash dividend or distribution

together with the amount of all cash dividends and distributions made during the preceding 12 months, when combined with the

aggregate amount of all Pro Rata Repurchases (for this purpose,

including only that portion of the aggregate purchase price of each such Pro Rata Repurchase which is in excess of the Fair

Market Value of the Common Stock repurchased as determined in accordance with Section 9(C)(i)), exceeds ten percent (10%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the record date for determining the shareholders entitled to receive such Extraordinary Distribution and/or (y)

                            42



any shares of capital stock of the Corporation (other than shares of Common Stock), other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including shares of any subsidiary of the

Corporation), or any combination thereof.  The Fair Market Value of an Extraordinary Distribution for purposes of Section 9(C)

shall be equal to the sum of the Fair Market Value of such

Extraordinary Distribution plus the amount of any cash dividends

(other than regularly scheduled quarterly dividends not exceeding

100% of the aggregate quarterly dividends for the preceding

period of 12 months) which are not Extraordinary Distributions made during such 12-month period and not previously included in the calculation of an adjustment pursuant to paragraph (C) of this Section 9.

          (iii)  "Fair Market Value" shall mean, as to shares of

Common Stock or any other class of capital stock or securities of the Corporation or any other issuer which are publicly traded,

the average of the "Current Market Prices" of such shares or such securities for each day of the "Adjustment Period".  The "Fair

Market Value" of any security which is not publicly traded or of any other property shall mean the fair value thereof as

determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property

selected in good faith by the Board of Directors of the

Corporation or a committee thereof (which may be the independent appraiser engaged by any Plan) based on principles consistently applied, or, if no such investment banking or appraisal firm is

                           43



in the good faith judgment of the Board of Directors or such committee available to make such determination, as determined in good faith by the Board of Directors of the Corporation or such committee.


          (iv) "Current Market Price" of publicly traded shares

of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way, or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape,

or, if such security is not listed or admitted to trading on such

Exchange, on the principal national securities exchange on which such security is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated

Quotations National Market System, or, if such security is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors or a committee

                          44


thereof for such purpose, in each case, on each trading day

during the Adjustment Period.

          (v)  "Adjustment Period" shall mean the period of five

(5) consecutive trading days immediately preceding the date as of which the Fair Market Value of a security is to be determined.

          (vi) "Sec. 9(F) Non-Dilutive Amount" in respect of an

issuance, sale or exchange by the Corporation of any right or warrant to purchase or acquire shares of Common Stock (including any security convertible into or exchangeable for shares of

Common Stock) shall mean (x) the product of (I) the Fair Market

Value of a share of Common Stock on the trading day immediately preceding the first public announcement of such issuance, sale or exchange and (II) the maximum number of shares of Common Stock which could be acquired on such date upon the exercise in full of such rights and warrants (including upon the conversion or

exchange of all such convertible or exchangeable securities),

whether or not exercisable (or convertible or exchangeable) at such date, minus (y) the aggregate amount payable pursuant to such right or warrant to purchase or acquire such maximum number of shares of Common Stock; provided, however, that in no event shall the Sec. 9(F) Non-Dilutive Amount be less than zero.  For purposes of the next preceding sentence, in the case of a

                         45


security convertible into or exchangeable for shares of Common

Stock, the amount payable pursuant to a right or warrant to

purchase or acquire shares of Common Stock shall be the Fair

Market Value of such security on the date of the issuance, sale or exchange of such security by the Corporation.

          (vii)  "Pro Rata Repurchase" shall mean any purchase of

shares of Common Stock by the Corporation or any subsidiary

thereof, whether for cash, shares of capital stock of the

Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including shares of a subsidiary of the Corporation),

or any combination thereof, effected while any of the shares of

Series A Preferred Stock are outstanding, pursuant to any tender offer or exchange offer subject to Section 13(e) of the Exchange

Act, or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock;

provided, however, that no purchase of shares by the Corporation
- -----------------
or any subsidiary thereof made in open market transactions shall be deemed a Pro Rata Repurchase.  For purposes of this Section

9(F)(Vii), shares shall be deemed to have been purchased by the

Corporation or any subsidiary thereof "in open market

transactions" if they have been purchased substantially in

                           46


accordance with the requirements of Rule 10b-18 as in effect under the Securities Exchange Act of 1934, as amended, on the date shares of Series A Preferred Stock are initially issued by the Corporation or on such other terms and conditions as the

Board of Directors of the Corporation or a committee thereof shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Stock.

          (viii) "Valuation Date" shall mean (i) the date

preceding the ex-dividend date with respect to an Extraordinary

Distribution in cash or (ii) the date of distribution with

respect to a non-cash Extraordinary Distribution.

     Section 10.  Retirement of Shares.  Any shares of Series A
                  --------------------
Preferred Stock acquired by the Corporation by reason of the conversion or redemption of such shares as provided hereby, or otherwise so acquired, shall be cancelled as shares of Series A

Preferred Stock and restored to the status of authorized but unissued shares of Preferred Stock of the Corporation,

undesignated as to series, and may thereafter be reissued as part of a new series of Preferred Stock as permitted by law.

     Section 11.  Miscellaneous.
                  -------------
     (A)  All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Day after the

                          47




mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate) with postage prepaid, addressed:  (i)

if to the Corporation, to its office at 2001 Market Street,

Philadelphia, Pennsylvania 19103 (Attention: Vice President -

Law) or other agent of the Corporation designated as permitted by this Certificate or (ii) if to any holder of the Series A

Preferred Stock or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock

record books of the Corporation (which may include the records of any transfer agent for the Common Stock, as the case may be) or

(iii) to such other address as the Corporation or any such

holder, as the case may be, shall have designated by notice

similarly given.

     (B)  In the event that, at any time as a result of an

adjustment made pursuant to Section 9, the holder of any shares of Series A Preferred Stock upon surrendering such shares for conversion shall become entitled to receive any shares or other securities of the Corporation other than shares of Common Stock,

the Conversion Ratio in respect of such other shares or

securities so receivable upon conversion of shares of Series A

Preferred Stock shall thereafter be adjusted, and shall be

subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in Section 9 hereof, and the provisions of each of the other Sections hereof with respect

                           48


to the Common Stock shall apply on like or similar terms to any such other shares or securities.


     (C)  The Corporation shall pay any and all stock transfer

and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series A Preferred Stock or shares of Common Stock or other securities issued on account of

Series A Preferred Stock pursuant hereto or certificates

representing such shares or securities.  The Corporation shall not, however, be required to pay any such tax which may be

payable in respect of any transfer involved in the issuance or delivery of shares of Series A Preferred Stock or Common Stock or other securities in a name other than that in which the shares of

Series A Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered

holder thereof, and shall not be required to make any such

issuance, delivery or payment unless and until the person

otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established,

to the satisfaction of the Corporation, that such tax has been paid or is not payable.

                           49


     (D)  In the event that a holder of shares of Series A

Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be delivered upon conversion of such shares should be registered or to whom payment upon

redemption of shares of Series A Preferred Stock should be made or the address to which the certificate or certificates

representing such shares, or such payment, should be sent, the

Corporation shall be entitled to register such shares, and make such payment, in the name of the holder of such Series A

Preferred Stock as shown on the records of the Corporation and to send the certificate or certificates representing such shares, or such payment, to the address of such holder shown on the records of the Corporation.

     (E)  Unless otherwise provided in this Statement with

Respect to Shares as the same may be amended, all payments in the form of dividends, distributions on voluntary or involuntary dissolution, liquidation or winding-up or otherwise made upon the shares of Series A Preferred Stock and any other stock ranking on a parity with the Series A Preferred Stock with respect to such dividends or distributions shall be made pro rata, so that

amounts paid per share on the Series A Preferred Stock and such other stock shall in all cases bear to each other the same ratio that the required dividends, distributions or payments, as the

                           50


case may be, then payable per share on the shares of the Series A

Preferred Stock and such other stock bear to each other.



                           51




Microfilm Number        Filed with the Department of State on January 26, 1996
                -----                                         ----------------

Entity Number
             -----                          ----/s/----------------------
                                            Secretary of the Commonwealth


            ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                          DSCB:15-1915  (Rev 90)



     In compliance with the requirements of 15 Pa. C.S. 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.   The name of the corporation is:    CONRAIL INC.
                                        ------------

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

  (a)  2001 Market Street, Two Commerce Square, Philadelphia PA 19101 Philadelphia
       ---------------------------------------------------------------------------
       Number and Street                        City       State  Zip   County

  (b)  c/o:
           -----------------------------------------------------------------------
                Name of Commercial Registered Office Provider           County

      For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The statute by or under which it was incorporated is: Pa. Bus.Corp. Law Act of Dec. 21, 1988 (P.L. 1444)
                                                         --------------------------------------------------

4. The date of its incorporation is: February 12, 1993
                                     -----------------

5. (Check, and if appropriate complete, one of the following):

          The amendment shall be effective upon filing these Articles of Amendment in the Department of State.
   ------

     X   The amendment shall be effective on: 1/18/96 at 12:01 am (for accounting purposes)
   -----                                     ---------------------------------------------
                                                 Date      Hour
6. (Check one of the following):

         The amendment was adopted by the shareholders (or members) pursuant to 15 Pa. C.S. 1914(a) and (b).
   -----

     X   The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. 1914(c).
   -----

7. (Check, and if appropriate complete, one of the following):

     X   The amendment adopted by the corporation, set forth in full, is as follows:
   -----

     ARTICLE FOUR OF THE CORPORATION'S ARTICLES OF INCORPORATION IS HEREBY
     AMENDED TO ADD THE FOLLOWING NEW PARAGRAPH 8:

        "8. Any or all classes and series or shares of capital stock of the corporation, or any part thereof, may be uncertificated shares."

         The amendment adopted by the corporation as set forth in
         full in Exhibit A attached hereto and made a part hereof.
   -----

DSCB:15-1915  (Rev 90)-2


8. (Check if the amendment restates the Articles):

          The restated Articles of Incorporation supersede the original Articles and all amendments thereto.
   ------

     IN TESTIMONY WHEREOF, the undersigned corporation has caused these
Articles of Amendment to be signed by a duly authorized officer thereof
this              day of                    , 1996.
     ------------        -------------------

                                            CONRAIL INC.
                                        ---------------------
                                        (Name of Corporation)

                                   By:  /s/ B.B. Wilson
                                        ---------------

                                Title:  Sr. Vice President - Law
                                        ------------------------